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                                    EXHIBIT 5




                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH                    WASHINGTON
                             36 SOUTH CHARLES STREET                   NEW YORK
                         BALTIMORE, MARYLAND 21201-3010             PHILADELPHIA
                                   410-539-2530                         EASTON
                                 FAX: 410-539-0489

                               September 21, 1998



I.C. Isaacs & Company, Inc.
3840 Bank Street
Baltimore, Maryland  21224-2522

Ladies and Gentlemen:

         We have acted as counsel to I.C. Isaacs & Company, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 500,000 shares of Common Stock, par value $.0001 per share, issuable pursuant to the exercise of stock options or other awards granted under the Company's 1997 Omnibus Stock Plan (the "Plan Shares").

         We have examined copies of the Company's Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, the Plan, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

                  2. The Plan Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

         The opinions set forth herein are limited to matters governed by the laws of the State of Delaware and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under Item 5 of the Registration Statement.

                                Very truly yours,


                                /s/ Piper & Marbury L.L.P.